                                                                   EXHIBIT 4.3

                               FEDERAL DATA CORPORATION

                                     $105,000,000
                      10 1/8% SENIOR SUBORDINATED NOTES DUE 2005

                                  PURCHASE AGREEMENT


                                                                   July 18, 1997

BT SECURITIES CORPORATION
LEHMAN BROTHERS INC.
c/o BT Securities Corporation
    Bankers Trust Plaza
    130 Liberty Street
    New York, New York  10006

Ladies and Gentlemen:

         Federal Data Corporation, a Delaware corporation (the "COMPANY"), and each subsidiary of the Company listed on the signature page hereto (the "GUARANTORS" and, together with the Company, the "ISSUERS") each hereby confirms its agreement with you (the "INITIAL PURCHASERS"), as set forth below.

         1. THE SECURITIES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $105,000,000 aggregate principal amount of its 10 1/8% Senior Subordinated Notes due 2005 (the "NOTES"). The Notes will be guaranteed (the "GUARANTEES" and, together with the Notes, the "SECURITIES") by each Guarantor on a senior subordinated basis. The Securities are to be issued under an indenture (the "INDENTURE") to be dated as of July 15, 1997 among the Company, the Guarantors and Norwest Bank, Minnesota, N.A., as Trustee (the "TRUSTEE").

         Shortly after the issuance and sale of the Securities, the Company will terminate its existing senior credit facility and execute a new senior secured revolving credit facility (together with all documents executed in connection therewith, the "CREDIT AGREEMENT") among the Company, its subsidiaries, Bankers Trust Company, as agent, and certain financial institutions party thereto which will provide revolving borrowing availability of up to $75.0 million, subject to a borrowing base.

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                                         -2-


         The Securities will be offered and sold to the Initial Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (the "ACT"), in reliance on exemptions therefrom.

         In connection with the sale of the Securities, the Issuers have prepared a preliminary offering memorandum dated July 2, 1997 (the "PRELIMINARY MEMORANDUM"), and a final offering memorandum dated July 18, 1997 (the "FINAL MEMORANDUM"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "MEMORANDUM") setting forth or including a description of the terms of the Securities, the terms of the offering of the Securities, a description of the Company and its subsidiaries and any material developments relating to the Company and its subsidiaries occurring after the date of the most recent historical financial statements included therein.

         The Initial Purchasers and their direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which each of the Issuers has agreed, among other things, to file a registration statement (the "REGISTRATION STATEMENT") with the Securities and Exchange Commission (the "COMMISSION") registering the exchange of the Securities for the Exchange Securities (as defined in the Registration Rights Agreement) or, in certain circumstances, the resale of the Securities under the Act.

         This Agreement, the Securities, the Indenture and the Registration Rights Agreement are herein collectively referred to as the "OFFERING DOCUMENTS."

         The issuance of the Securities and the consummation of the other transactions contemplated hereby are herein collectively referred to as the "TRANSACTIONS."

         2. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS. Each of the Issuers, jointly and severally, represents and warrants to and agrees with each of the Initial Purchasers that:

         (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in

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                                         -3-


    the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to either of the Initial Purchasers furnished to the Issuers in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

         (b) As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum; all of the subsidiaries of the Company, including the Guarantors, are listed in Schedule 2 attached hereto (each, a "SUBSIDIARY" and, collectively, the "SUBSIDIARIES"); all of the outstanding shares of capital stock of the Company and the Subsidiaries have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; the Company owns, directly or indirectly, all of the outstanding shares of capital stock of each of the Subsidiaries; except as described in the Final Memorandum, with the exception of any director's qualifying shares, all of the outstanding shares of capital stock of the Company and of each of the Subsidiaries will be free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting; except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase,
    (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries. Except for the Subsidiaries with respect to the Company and any Subsidiary owning another Subsidiary or as disclosed in the Final Memorandum, neither the Company nor the Subsidiaries own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

         (c) Each of the Company and the Subsidiaries has been duly incorporated, and (except for VAD International, Inc.) each of the Company and the Subsidiaries is validly existing and in good standing under the laws of its juris-

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                                         -4-


    diction of incorporation, with all requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Final Memorandum; each of the Company and the Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "MATERIAL ADVERSE EFFECT").

         (d) The Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, when issued, will be in the form contemplated by the Indenture. The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, be entitled to the benefits of the Indenture, and be enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to
    (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

         (e) Each of the Guarantors has all requisite power and authority to execute, deliver and perform each of its obligations under the Guarantees. The Guarantees to be endorsed on the Notes, the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by each of the Guarantors and, when duly executed by each of the Guarantors and when the Notes, the Exchange Notes and the Private Exchange Notes are duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement and, in the case of the Notes, paid for as provided herein, will constitute

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                                         -5-


    valid and legally binding obligations of each of the Guarantors entitled to the benefits of the Indenture, enforceable against each of the Guarantors in accordance with their terms except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

         (f) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by each of the Issuers and, when executed and delivered by each of the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

         (g) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by each of the Issuers and, when executed and delivered by each of the Issuers, will constitute a valid and legally binding agreement of each of the Issuers enforceable against each of the Issuers in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

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                                         -6-


         (h) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. Each of the Issuers has duly and validly authorized this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Issuers.

         (i) Except as disclosed in the Final Memorandum, no consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance of any of the Offering Documents by the Company or the Subsidiaries (to the extent each is a party thereto) or the consummation by the Company or the Subsidiaries of the other transactions contemplated hereby or thereby (assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof), except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Initial Purchasers. None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or
    (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any of (x) the Offering Documents or (y) any other indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which any of them or their respective properties or assets is subject (collectively, "Contracts"), except in the case of clause (iii)(y) for any such breach, default, violation or event which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (j) The execution, delivery and performance by the Company and the Subsidiaries, to the extent each is a party thereto, of each of the Offering Documents and the consummation by the Company and the Subsidiaries of the

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                                         -7-


    transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of
    (x) any of the Offering Documents or (y) any Contract, except in the case of clause (y) for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of the Company or any of the Subsidiaries, or
    (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (k) The audited consolidated financial statements of the Company included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The audited consolidated financial statements of NYMA, Inc. ("NYMA") included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of NYMA and its consolidated subsidiaries at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The audited financial statements of Sylvest Management Systems Corporation ("Sylvest") included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of Sylvest at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein. The summary and selected financial and statistical data in the Final Memo-randum present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein. Price Waterhouse LLP, which is reporting on the audited financial statements of the Company and its consolidated subsidiaries included in the Final Offering Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder. Deloitte & Touche LLP, which is reporting on the audited financial statements of NYMA and its consolidated subsidiaries included in the Final Offering Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder. Coopers & Lybrand L.L.P. (together with Price Waterhouse LLP and Deloitte & Touche LLP, the "INDEPENDENT ACCOUNTANTS"), which is reporting on the audited financial statements of Sylvest included in the Final Offering Memorandum, is an independent public accounting firm within the meaning of the Act and the rules and regulations promulgated thereunder.

         (l)The pro forma financial statements (including the notes thereto) and the other pro forma financial information included in the Final Memorandum (i) comply as to form in all material respects with the applicable requirements of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable in all material respects and the adjustments used therein are appropriate in all material respects to give effect to the transactions or circumstances referred to therein.

         (m) Except as described in the Final Memorandum, there is not pending or, to the knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which the property or assets of the Company or any of the Subsidiaries are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to the Company or any of the Subsidiaries, would reasonably be expected, indi-vidually or in the aggregate, to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Memorandum.

         (n) The Company and the Subsidiaries each possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with (collectively, "OBTAIN"), all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, presently required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Final Memorandum ("PERMITS"), except as disclosed in the Final Memorandum and except where the failure to obtain such Permits would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and the Subsidiaries have fulfilled and performed in all material respects their respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except where such revocation, termination or impairment would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and the Subsidiaries have not received any notice of any proceeding relating to revocation or modification of any such Permit, except as disclosed in the Final Memorandum and except where such revocation or modification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

         (o) Since the date of the most recent financial statements appearing in the Final Memorandum, except as disclosed in the Final Memorandum,
    (i) neither the Company nor any of the Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts would, individually or in the aggregate, be material to the business, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries,

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                                         -10-


    taken as a whole, (ii) none of the Company or the Subsidiaries has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and
    (iii) there shall not have been any change in the capital stock or long-term indebtedness of the Company or the Subsidiaries.

         (p) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies being contested in good faith and for which adequate reserves have been provided, there is no tax deficiency that has been asserted against the Company or any of the Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

         (q) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company and the Subsidiaries believe to be reliable and accurate in all material respects.

         (r) None of the Company, the Subsidiaries or any agent acting on their behalf has taken or will take any action that might cause the execution of this Agreement or the sale of the Securities to violate Regulation G, T (assuming that the Initial Purchasers do not sell Securities to any person or entity subject to Regulation T for such person's or entity's own account), U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

         (s) Each of the Company and the Subsidiaries has good and marketable title to all real property and good title to all personal property described in the Final Memorandum as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except for sales of inventory in the ordinary course of business or as described in the Final Memo-

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                                         -11-


    randum or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or such Subsidiary, and, to the knowledge of the Company and its Subsidiaries, are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and except as enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, and
    (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought. The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by them as described in the Final Memorandum, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company and the Subsidiaries have not received any notice of infringement of or conflict with (or know of any such infringement of or conflict with) alleged rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such alleged infringement or conflict were sustained, would reasonably be expected to have a Material Adverse Effect.

         (t) There are no legal or governmental proceedings involving or affecting the Company or any Subsidiary or any of their respective properties or assets that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum, nor are there any material contracts or other documents that would be required to be described in a prospectus pursuant to the Act that are not described in the Final Memorandum.

         (u) Except as described in the Final Memorandum or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental

    Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or threatened against the Company or any of the Subsidiaries under any Environmental Law,
    (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries,
    (E) the Company and the Subsidiaries have not received notice that any of them has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law, (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or
    (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

         For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and (iii) underground and above ground storage tanks and related piping, and emissions, discharges, releases or threatened releases therefrom.

         (v) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

         (w) Each of the Company and the Subsidiaries carries insurance (including self-insurance) in such amounts and covering such risks as would be obtained by companies in the same or similar businesses in the ordinary course for the conduct of its business and the value of its properties.

         (x) On the Closing Date, immediately after the consummation of the transactions contemplated by the Offering Documents, the fair value and present fair saleable value of the assets of each of the Company and the Subsidiaries (each on a consolidated basis) will exceed the sum of their stated liabilities and identified contingent liabilities; none of the Company or the Subsidiaries (each on a consolidated basis) is, nor will the Company and the Subsidiaries (each on a consolidated basis) after giving effect to the execution, delivery and performance of the Offering Documents and the consummation of the transactions contemplated thereby be, (i) left with unreasonably small capital with which to carry on their respective businesses as they are proposed to be conducted, (ii) unable to pay their debts (contingent or otherwise) as they mature or (iii) otherwise insolvent.

         (y) Neither the Company nor any of the Subsidiaries has any liability for any prohibited transaction or accumulated funding deficiency (within the meaning of Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which the Company or any of the Subsidiaries makes or ever has made a contribution and in which any employee of the Company or of any Subsidiary is or has ever been a participant. With respect to such plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

         (z) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization,
    (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accounts for its assets are compared with existing assets at reasonable intervals.

         (aa) None of the Company or the Subsidiaries is, or upon consummation of the transactions contemplated by the Offering Documents will be, an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

         (bb) Upon issuance of the Securities, the Securities, the Exchange Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the descriptions thereof in the Final Memorandum.

         (cc) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Issuers pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

         (dd) None of the Company, the Subsidiaries, or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Act) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Act of the Securities or (ii) assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

         (ee) No securities of the Company or any Subsidiary are of the same class (within the meaning of Rule 144A under the Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

         (ff) None of the Company or the Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

         (gg) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act ("Regulation S")) with respect to the Securities; the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf (other than the Initial Purchasers) have complied with the offering restrictions requirement of Regulation S.

         Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each Initial Purchaser as to the matters covered thereby.

         3. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and the Initial Purchasers, acting severally and not jointly, agree to purchase the Securities in the respective amounts set forth on SCHEDULE 1 hereto at 97.0% of their principal amount. One or more certificates in definitive form for the Securities that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Issuers at least 36 hours prior to the Closing Date, shall be delivered by or on behalf of the Issuers to the Initial Purchasers, against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer (same day funds), net of the Initial Purchasers' overnight cost of such funds, to such account or accounts as the Issuers shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Se-curities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York at 10:00 A.M., New York time, on July 25, 1997, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Issuers, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "CLOSING DATE." The Issuers will make such certificate or certificates for the Securities available for checking and packaging by the Initial Purchasers at the offices of BT Securities Corporation in New York, New York, or at such other place as BT Securities Corporation may designate, at least 24 hours prior to the Closing Date.

         4. OFFERING BY THE INITIAL PURCHASERS. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

         5. COVENANTS OF THE ISSUERS. Each of the Issuers, jointly and severally, covenants and agrees with each of the Initial Purchasers that:

         (a) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent (which consent shall not be unreasonably withheld). The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary in connection with the resale of the Securities by the Initial Purchasers for such Memorandum not to contain any untrue statement of a material fact or omission of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or to comply with applicable laws, rules or regulations.

         (b) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of which jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the re-sale of the Securities; PROVIDED, HOWEVER, that in connection therewith, none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

         (c) If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities or the Private Exchange Securities, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Issuers will promptly notify the Initial Purchasers thereof and will prepare, at their expense, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

         (d) The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

         (e) The Issuers will apply the net proceeds from the sale of the Securities as set forth under "Use of Proceeds" in the Final Memorandum.

         (f) For so long as any of the Securities remain outstanding, the Issuers will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

         (g) Prior to the Closing Date, the Issuers will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the pe-riod covered by the most recent financial statements appearing in the Final Memorandum.

         (h) Neither the Issuers nor any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities.

         (i) The Issuers will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

         (j) For so long as any of the Securities remain outstanding, the Issuers will make available at their expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

         (k) The Issuers will use their best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "PORTAL MARKET") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

         (l) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S) the Company will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

         (m) None of the Company or the Subsidiaries will take any action prohibited by Regulation M under the Exchange Act (or any successor provision), in connection with the distribution of the Securities contemplated hereby.

         6. EXPENSES. Each of the Issuers, jointly and severally, agrees to pay all costs and expenses incident to the performance of the obligations of the Issuers under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Issuers, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and fees (not to exceed $10,000) and disbursements of counsel for the Initial Purchasers relating thereto, (vi) expenses in connection with any meetings with prospective investors in the Securities, (vii) fees and expenses of the Trustee including fees and expenses of counsel to the extent required by the Company's arrangements with the Trustee, (viii) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market and (ix) any fees charged by investment rating agencies for the rating of the Securities. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated or because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder (other than solely by reason of a default by the Initial Purchasers of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Issuers agree to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Cahill Gordon & Reindel, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Securities.

         7. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligation of the Initial Purchasers to purchase and pay for the Securities shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

         (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Latham & Watkins, counsel for the Issuers, in form and substance reasonably satisfactory to counsel for the Initial Purchasers, to the effect that:

             (i) The Company and the Subsidiaries have been duly incorporated and are validly existing and in good standing under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own their properties and to conduct their business as described in the Final Memorandum; PROVIDED that no opinion as to good standing need be expressed with respect to VAD International, Inc. subsequent to June 25, 1997.

             (ii) Except as described in the Final Memorandum, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the best knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions) or voting.

             (iii) Except as set forth in the Final Memorandum, to the best of such counsel's knowledge, no holder of securities of the Company or any Subsidiary is entitled to have such securities registered under a registration statement filed by the Issuers pursuant to the Registration Rights Agreement.

             (iv) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Indenture, the Company has all requisite corporate power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes and the Private Exchange Notes; the Guarantors have all requisite corporate power and authority to execute, deliver and perform each of their obligations under the Guarantees; the Indenture meets the requirements for qualification under the TIA; the Indenture has been duly and validly authorized, executed and delivered by each of the Issuers and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes the legally valid and binding agreement of each of the Issuers, enforceable against the Issuers in accordance with its terms, except that the enforcement thereof may be limited or qualified by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

         (v) The Notes are in the form contemplated by the Indenture. The Notes have each been duly and validly authorized, executed and delivered by the Company and, when paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute the legally valid and binding obligations of the Company, will be entitled to the benefits of the Indenture, and will be enforceable against the Company in accordance with their terms, except that the enforcement thereof may be limited or qualified by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

         (vi) The Guarantees are in the form contemplated by the Indenture. The Guarantees have each been duly and validly authorized, executed and delivered by the Subsidiaries and, when paid for by the Initial Purchasers in accordance with the terms of this Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Guarantees by the

    Trustee in accordance with the Indenture), will constitute the legally valid and binding obligations of the Subsidiaries, and will be enforceable against the Subsidiaries in accordance with their terms, except that the enforcement thereof may be limited or qualified by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

         (vii) The Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Company, the Guarantees to be endorsed on the Exchange Notes and the Private Exchange Notes have been duly and validly authorized by the Guarantors and, when the Exchange Notes and Guarantees thereof and the Private Exchange Notes have been duly executed and delivered by the Issuers in accordance with the terms of the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Exchange Notes and the Private Exchange Notes by the Trustee in accordance with the Indenture), will constitute the legally valid and binding obligations of the Issuers, be entitled to the benefits of the Indenture, and be enforceable against the Issuers in accordance with their terms, except that the enforcement thereof may be limited or qualified by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and
    (ii) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought.

         (viii) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement; the Registration Rights Agreement has been duly and validly authorized, executed and delivered by each of the Issuers and (assuming due authorization, execution and delivery thereof by the Initial

    Purchasers) constitutes the legally valid and binding agreement of each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that the enforcement thereof may be limited or qualified by
    (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) the unenforceability under certain circumstances under law or court decision of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

           (ix) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; each of the Issuers has duly and validly authorized this Agreement and the consummation by the Issuers of the transactions contemplated hereby.
    This Agreement has been duly executed and delivered by each of the Issuers.

            (x) The Indenture, the Securities and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Final Memorandum.

           (xi) The execution, delivery and performance by the Company and the Subsidiaries of this Agreement, the Indenture, the Registration Rights Agreement and each of the other Offering Documents to which such entity is a party (including, without limitation, the issuance and sale of the Securities to the Initial Purchasers) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (i) the terms or provisions of any Contract to which such entity is a party identified to such counsel as material, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Ef-fect, (ii) the certificate of incorporation or bylaws (or similar organizational document) of such entity, or (iii) (assuming compliance with all applicable federal securities and state securities or "Blue Sky"
    laws) any federal, New York or Illinois statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to such entity or any of its respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

          (xii) To the best of such counsel's knowledge, no consent, approval, authorization or order of any governmental authority is required for the performance of any of the Offering Documents by the Company or any Subsidiary, except such as may be required under Blue Sky laws and except as required pursuant to or contemplated by the Registration Rights Agreement, as to which such counsel need express no opinion, and those which have previously been obtained.

         (xiii) None of the Company or the Subsidiaries is, or immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Final Memorandum under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (xiv) Assuming (i) the accuracy of, and compliance by the Initial Purchasers with, their representations, warranties and covenants in
    Section 8 of the Purchase Agreement, (ii) that the initial resale of the Securities by the Initial Purchasers is made only to "qualified institutional buyers" as defined in Rule 144A promulgated under the Act ("QIBs") or a limited number of "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) under the Act ("Accredited Investors"), (iii) compliance by the Issuers' with Section 5(l) and the accuracy of the Issuers' representations and warranties in Section 2(hh) and with respect to whether (w) any form of general solicitation was used by the Issuers,
    (x) the Final Memorandum contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act, (y) other offerings of securities are of the same class as the Securities or are of the same class as other securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended, or quoted in a U.S. automated inter-dealer quotation system, (iv) the accuracy of the representations made by each Accredited Investor in the form of Annex A to the Final Memorandum, and (v) that each QIB and Accredited Investor to whom the Initial Purchasers originally sell the Securities receives a copy of the Final Memorandum at or prior to the delivery of a confirmation of sale, no registration of the Securities under the Act and no qualification of the Indenture under the TIA is required in connection with the purchase of the Securities by the Initial Purchasers, or the initial resale of the Securities by the Initial Purchasers to QIBs or Accredited Investors, in each case in the manner contemplated by the Purchase Agreement and the Final Memorandum.

           (xv) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T (assuming that the Initial Purchasers do not sell Securities to any person or entity subject to Regulation T for such person's or entity's own account), U or X of the Board of Governors of the Federal Reserve System.

         At the time the foregoing opinion is delivered, Latham & Watkins shall additionally state that it has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers, representatives of the Initial Purchasers and counsel for the Initial Purchasers, at which conferences the contents of the Final Memorandum and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum, during the course of such participation (relying as to materiality to the extent they deemed appropriate upon the statements of officers and other representatives of the Issuers) no facts have come to its attention which lead it to believe that the Final Memorandum, on the date thereof or at the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading (it being understood that such firm need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical and accounting data included in the Final Memorandum). The opinion of Latham & Watkins described in this Section shall be rendered to the Initial Purchasers at the request of the Issuers and shall so state therein.

         References to the Final Memorandum in this subsection (a) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date.

         (b) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance reasonably satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Cahill Gordon & Reindel, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

         (c) The Initial Purchasers shall have received from each of the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance satisfactory to counsel for the Initial Purchasers.

         (d) The representations and warranties of the Issuers contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (other than to the extent any such representation or warranty is expressly made as to a certain date); the statements of the officers of the Issuers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct on and as of the date made and on and as of the Closing Date; the Issuers shall each have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and, except as disclosed in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development, and no information shall have become known, that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.

         (e) None of the sale of the Securities or any of the other Transactions hereunder shall be enjoined (temporarily or permanently) on the Closing Date.

         (f) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), none of the Company or any Subsidiary shall have sustained any loss or interference with respect to any of their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or from any legal or governmental proceeding, order or decree, which loss or interference, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.

         (g) The Initial Purchasers shall have received a certificate of each of the Issuers, dated the Closing Date, signed on behalf of such Issuer by its Chairman of the Board, President or any Senior Vice President and the Chief Financial Officer, to the effect that:

              (i) The representations and warranties of the Issuers contained in this Agreement are true and correct on and as of the date hereof and on and as of the Closing Date, and the Issuers have in all material respects performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

              (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or development known to such officer has occurred, and no information has become known, that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect; and

              (iii) The sale of the Securities hereunder has not been enjoined (temporarily or permanently).

         (h) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Issuers and such agreement shall be in full force and effect.

         All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

         8. OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER. Each of the Initial Purchasers represents and warrants (as to itself only) that it is a QIB. Each of the Initial Purchasers agrees with the Issuers (as to itself only) that
(i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to
(A) in the case of offers inside the United States, (x) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); PROVIDED, HOWEVER, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Transfer Restrictions" contained in the Final Memorandum.

         9. INDEMNIFICATION AND CONTRIBUTION. (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

         (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application or other document, or any amendment or supplement thereto, executed by the Issuers or based upon written information furnished by or on behalf of the Issuers filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or

         (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchasers and each such controlling person for any legal or other expenses incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, the Issuers will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Issuers by the Initial Purchasers specifically for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties; and PROVIDED, FURTHER, that the Company will not be liable to the Initial Purchasers or any person controlling the Initial Purchasers or any of their respective affiliates, directors, officers, agents, representatives or employees with respect to any such untrue statement or omission made in the Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if
(i) the person asserting any such loss, claim, damage or liability purchased Notes from the Initial Purchasers in reliance upon the Preliminary Memorandum but was not delivered or sent a copy of the Final Memorandum (as amended or supplemented) at or prior to the written confirmation of the sale of such Notes to such person, unless such failure to deliver or send the Final Memorandum (as amended or supplemented) was a result of noncompliance by the Company with
Section 5(d) of this Agreement and (ii) it shall have been determined that the Initial Purchasers, and each such controlling person, if any, would not have incurred such losses, claims, damages or liabilities had the Final Memorandum been delivered or sent. The Issuers shall not be liable under this Section 9 for any settlement of any claim or action effected without the prior written consent of the Company, which shall not be unreasonably withheld.

         (b) The Initial Purchasers severally agree to indemnify and hold harmless the Issuers, their respective directors, officers and each person, if any, who controls such entity within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such entity or any such director, officer or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or (ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Issuers by such Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses incurred by the Issuers or any such director, officer or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

         (c)  Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party
(i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and
(b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or
(iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties (it being understood, however, that in connection with any such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) designated by the Initial Purchasers in the case of paragraph (a) of this Section 9 or the Issuers in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent. The Issuers shall not, without the prior written consent of the Initial Purchasers, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Initial Purchaser is or could have been a party, or indemnity could have been sought hereunder by any Initial Purchaser, unless such settlement (A) includes an unconditional written release of the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Initial Purchaser.

         (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or li-abilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Initial Purchaser hereunder. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director, officer and each person, if any, who controls any Issuer within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Issuers.

         10. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective Affiliates or any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

         11. TERMINATION. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Issuers shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

         (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company or the Subsidiaries), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

         (ii) trading in securities of the Company or in securities generally on the New York Stock Exchange, American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

         (iii) a banking moratorium shall have been declared by New York or United States authorities;

         (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Memorandum; or

         (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

         (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

         12. INFORMATION SUPPLIED BY THE INITIAL PURCHASERS. The statements set forth in the last paragraph on the front cover page and in the second and third sentences of the third paragraph under the heading "Private Placement" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for the purposes of Sections 2(a) and 9 hereof.

         13. NOTICES. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) BT Securities Corporation, 130 Liberty Street, New York, New York 10006, Attention:
Corporate Finance Department; if sent to the Issuers, shall be mailed or delivered to the Company at 4800 Hampden Lane, Bethesda, Maryland 20814,
Attention: Chief Financial Officer; with a copy to Latham & Watkins, 5800 Sears Tower, Chicago, Illinois 60606, Attention: Mark A. Stegemoeller, Esq.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

         14. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that
(i) the indemnities of the Issuers contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in
Section 9 of this Agreement shall also be for the benefit of the directors of the Issuers, their officers and any person or persons who control the Issuers within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

         15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW.

         16. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, undertakings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

         If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Issuers and the Initial Purchasers.

                                  Very truly yours,

                                  FEDERAL DATA CORPORATION


                                  By:  /s/ James M. Dean
                                       ------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  FDCT CORP.


                                  By:  /s/ James M. Dean
                                       ------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  NYMA, INC.


                                  By:  /s/ James M. Dean
                                       ------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  SYLVEST MANAGEMENT SYSTEMS CORPORATION


                                  By:  /s/ James M. Dean
                                       ------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  FDC TECHNOLOGIES INC.


                                  By:  /s/ James M. Dean
                                       ------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  DOXSYS, INC.


                                  By:  /s/ James M. Dean
                                       ------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

                                  VAD INTERNATIONAL, INC.


                                  By:  /s/ James M. Dean
                                       ------------------------------
                                       Name: James M. Dean
                                       Title: Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

BT SECURITIES CORPORATION


By: /s/ Frank V. Nash
    -------------------------
    Name: Frank V. Nash
    Title: Senior Managing Director

LEHMAN BROTHERS INC.


By: /s/ Stephen Mehos
    -------------------------
    Name: Stephen Mehos
    Title: Associate

                                                                      SCHEDULE 1


                                                Principal
                                                Amount of
Initial Purchaser                                 Notes
-----------------                                 -----

BT Securities Corporation..................    $63,000,000

Lehman Brothers Inc........................     42,000,000
                                              ------------
    Total.................................    $105,000,000

                                                                      SCHEDULE 2

    Subsidiary                                      Incorporation
    ----------                                      -------------

Federal Data Corporation                              Delaware

FDCT Corp.                                            Delaware

FDC Technologies Inc.                                 Delaware

DoxSys, Inc.                                          Delaware

Sylvest Management Systems Corporation                Maryland

NYMA, Inc.                                            Maryland

VAD International, Inc.                               Maryland